INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-62143 and No. 333-66989 on Form S-8 of our report dated March 30, 2000, appearing in this Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
Dallas, Texas
March 30, 2000